Exhibit 99.1

Limoneira Announces Process to Explore Strategic Alternatives to Maximize Value

SANTA PAULA, Calif.—December 1, 2023 – Limoneira Company (the “Company” or “Limoneira”) (Nasdaq: LMNR), a diversified citrus growing, packing, selling and marketing company with related agribusiness activities and real estate development operations, today announced that its Board of Directors (the “Board”), with the support of management, has commenced a process to explore potential strategic alternatives aimed at maximizing value for stockholders. As part of this process, the Board is exploring a range of potential alternatives including, but not limited to, a sale of all or parts of the Company, merger, and other potential strategic transactions. The Board has retained Stephens Inc. as its financial advisor and Squire Patton Boggs (US) LLP as its legal advisor to assist with the exploration of alternatives.

Scott S. Slater, Chairperson of the Board, stated, “Over Limoneira’s 130-year history it has grown into one of the leading, sustainable agribusiness companies in the world with over 11,100 acres of valuable lands, real estate properties, and senior water rights. Over the past 18 months, we have developed a strategic roadmap intended to enhance near and long-term shareholder value. Today, we consider ourselves to be in a strong financial position, having recently reduced our net debt position and rightsized the balance sheet through our ongoing strategic shift towards an asset-lighter business model. Given the Board’s belief that there is a disconnect between Limoneira’s public market value and the intrinsic value of our Company’s underlying assets, the Board believes it is the right time to explore all strategic options to prioritize the Company’s growth and stockholder value.”

The Board has not set a timetable for the conclusion of this process and there can be no assurance that it will result in any transaction or other strategic change or outcome. Limoneira does not intend to comment further until it determines that further disclosure is appropriate or necessary.

About Limoneira Company

Limoneira Company, a 130-year-old international agribusiness headquartered in Santa Paula, California, has grown to become one of the premier integrated agribusinesses in the world. Limoneira (lē moñ âra) is a dedicated sustainability company with 11,100 acres of rich agricultural lands, real estate properties, and water rights in California, Arizona, Chile and Argentina. The Company is a leading producer of lemons, avocados, and other crops that are enjoyed throughout the world. For more about Limoneira Company, please visit www.limoneira.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Limoneira’s current expectations about future events and can be identified by terms such as “expect,” “may,” “anticipate,” “intend,” “should be,” “will be,” “is likely to,” “strive to,” and similar expressions referring to future periods.

Limoneira believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Limoneira cautions you against relying on any of these forward-looking statements. Factors that may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: success in executing the Company’s business plans and strategies and managing the risks involved in the foregoing; additional impacts from the current COVID-19 pandemic, changes in laws, regulations, rules, quotas, tariffs and import laws; weather conditions that affect production, transportation, storage, import and export of fresh product; increased pressure from crop disease, insects and other pests; disruption of water supplies or changes in water allocations; disruption in the global supply chain; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest and currency exchange rates; availability of financing for land development activities; political changes and economic crises; international conflict; acts of terrorism; labor disruptions, strikes or work stoppages; loss of important intellectual property rights; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Limoneira’s SEC filings that are available on the SEC’s website at http://www.sec.gov. Limoneira undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

Investors
John Mills
Managing Partner

ICR 646-277-1254